UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Provident Financial Holdings, Inc. (the "Corporation") announced that Provident Savings Bank, F.S.B. ("Bank"), the wholly-owned subsidiary of the Corporation, has completed the relocation of its full service Home Office branch from 3756 Central Avenue, Riverside, California to 6570 Magnolia Avenue, Riverside, California effective June 13, 2016. The new location is directly across the street from the previous location and the Bank does not anticipate significant customer disruption or inconvenience.

The previous Home Office branch space will be converted to traditional office use allowing for the expansion of the Administrative Headquarters and the planned expiration of certain existing leases whereby certain personnel will be relocated to the Administrative Headquarters and the existing leases will be allowed to expire.  This transition will take approximately one year to complete.  In comparison to the current premises and occupancy expense baseline, the Bank will incur approximately $325,000 of additional expense during the first year of this transition which will subsequently be reduced to approximately $125,000 per year of additional expense once the transition has been completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2016	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)